Exhibit 99.1

VASCO Reports Results for Third Quarter and First Nine Months of 2017

-	Q3 Total revenue of $51.1 million
-	Q3 GAAP operating income of $5.1 million
-	Q3 GAAP earnings per share of $0.07
-	Q3 Non-GAAP earnings per share of $0.14[1]

OAKBROOK TERRACE, IL and ZURICH, October 26, 2017 - VASCO Data Security International, Inc. (NASDAQ: VDSI), a global leader in digital solutions including identity, security and business productivity, today reported financial results for the third quarter and nine months ended September 30, 2017.

“VASCO® returned to growth in the quarter with positive contributions across hardware, software, and services,” stated Scott Clements, VASCO CEO. “Record revenue in non-hardware offerings contributed to higher operating profit. We are executing on our strategy to sustain our hardware business while driving growth in software and services that secure the operations of our banking and enterprise customers.”

Revenue for the third quarter of 2017 increased 17% to $51.1 million from $43.6 million in the third quarter of 2016, and for the first nine months of 2017 decreased 4% to $138.8 million from $144.7 million for the first nine months of 2016.

Net income for the third quarter of 2017 was $2.8 million or $0.07 per fully diluted share, an increase of $2.3 million from $0.5 million or $0.01 per fully diluted share, for the third quarter of 2016. Net income for the first nine months of 2017 was $3.4 million or $0.09 per diluted share, a decrease of $2.1 million from $5.5 million or $0.14 per diluted share, for the comparable period in 2016.

Operating income for the third quarter of 2017 was $5.1 million, an increase of $4.2 million from $0.9 million reported for the third quarter of 2016. Operating income for the first nine months of 2017 was $5.0 million, a decrease of $2.4 million from $7.4 million reported for the first nine months of 2016. Operating income as a percentage of revenue for the third quarter and first nine months of 2017 was 10% and 4% respectively compared to 2% and 5% for the comparable periods in 2016.

Non-GAAP net income1, which excludes both long-term incentive compensation and amortization of intangible assets, for the third quarter of 2017 was $5.5 million or $0.14 per fully diluted share, an increase of $2.0 million from $3.5 million or $0.09 per fully diluted share, for the third quarter of 2016. Non-GAAP net income, which excludes both long-term incentive compensation and amortization of intangible assets, for the first nine months of 2017 was $11.3 million or $0.28 per fully diluted share, a decrease of $3.9 million from $15.2 million or $0.38 per fully diluted share, for the first nine months of 2016.

1An explanation of the use of non-GAAP measures is included below under the heading “non-GAAP Financial Measures.” A reconciliation of GAAP to non-GAAP financial measures has also been provided in tables below.

Other Financial Highlights

•

Gross profit was $36.6 million or 72% of revenue for the third quarter of 2017 and $98.6 million or 71% of revenue for the first nine months of 2017. Gross profit was $30.1 million or 69% of revenue for the third quarter of 2016 and $98.7 million or 68% of revenue the first nine months of 2016.

•

Operating expenses for the third quarter and first nine months of 2017 were $31.5 million and $93.6 million, respectively, an increase of 8% and 3% from $29.1 million and $91.3 million reported for the third quarter and first nine months of 2016, respectively.

•

Earnings before interest, taxes, depreciation and amortization (EBITDA)[1] was $7.6 million and $13.3 million for the third quarter and first nine months of 2017, respectively, an increase of 105% from $3.7 million reported for the third quarter of 2016 and a decrease of 17% from $16.1 million reported for the first nine months of 2016.

•	Cash, cash equivalents and short-term investments at September 30, 2017 totaled $158.7 million compared to $156.2 million and $144.2 million at June 30, 2017 and December 31, 2016, respectively.

Operational and Other Highlights

•	We recorded a seven-figure perpetual eSignLiveTM deal from a major North American bank. The bank is using our e-signature solution on premises to automate all signing in their 2,000 branches.
•	We also won a seven-figure eSignLive SaaS deal from a major North American bank. This bank will be using our solution in the cloud across all their business lines.
•	Our maintenance revenue posted a strong quarter of growth due to the implementation of a dedicated team focused on increasing renewal rates.
•	The VASCO Adaptive Authentication Service Sandbox was launched which allows developers to integrate and test VASCO login and transaction signing capabilities with their mobile applications.

Guidance for full-year 2017

VASCO is increasing its guidance for the full-year 2017 as follows:

•	We expect revenue to be in the range of $185 million to $190 million versus our previous guidance of $180 million to $190 million.
•	Operating income as a percentage of revenue, excluding amortization of purchased intangible assets is projected to be in the range of 6% to 9%, up from our prior guidance of 1% to 5%.

Conference Call Details

In conjunction with this announcement, VASCO Data Security International, Inc. will host a conference call today, October 26, 2017, at 4:30 p.m. EDT/22:30 CEST. During the conference call, Mr. Scott Clements, CEO and President, and Mr. Mark Hoyt, CFO, will discuss VASCO’s results for the third quarter and first nine months of 2017.

To participate in this conference call, please dial one of the following numbers:

USA/Canada:  800‑952‑4629

International:  + 1‑212‑231‑2920

The Conference Call is also available in listen-only mode on ir.vasco.com. The recorded version of the Conference Call will be available on the VASCO website as soon as possible following the call and will be available for replay for at least 60 days.

About VASCO

VASCO is a global leader in delivering trust and business productivity solutions to the digital market. VASCO develops next generation technologies that enable more than 10,000 customers in 100 countries in financial, enterprise, government, healthcare and other segments to achieve their digital agenda, deliver an enhanced customer experience and meet regulatory requirements. More than half of the top 100 global banks rely on VASCO solutions to protect their online, mobile, and ATM channels. VASCO’s solutions combine to form a powerful trust platform that empowers businesses by incorporating identity, fraud prevention, electronic and transaction signing, mobile application protection and risk analysis. Learn more about VASCO at VASCO.com and on Twitter, LinkedIn and Facebook.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, without limitation the guidance for full year 2017.  These forward-looking statements (1) are identified by use of terms and phrases such as “expect”, “believe”, “will”, “anticipate”, “emerging”, “intend”, “plan”, “could”, “may”, “estimate”, “should”, “objective”, “goal”, “possible”, “potential”, “project” and similar words and expressions, but such words and phrases are not the exclusive means of identifying them, and (2) are subject to risks and uncertainties and represent our present expectations or beliefs concerning future events.  VASCO cautions that the forward-looking statements are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements.  These  risks, uncertainties and other factors have been described in our Annual Report on Form 10‑K for the year ended December 31, 2016 and include, but are not limited to, (a) risks of general market conditions, including currency fluctuations and the uncertainties resulting from turmoil in world economic and financial markets, (b) risks inherent to the computer and network security industry, including rapidly changing technology, evolving industry standards, increasingly sophisticated hacking attempts, increasing numbers of patent infringement claims, changes in customer requirements, price competitive bidding, and changing government regulations, and (c) risks specific to VASCO, including demand for our products and services, competition from more established firms and others, pressures on price levels and our historical dependence on relatively few products, certain suppliers and certain key customers. These risks, uncertainties and other factors include VASCO’s ability to integrate eSignLive into the global business of VASCO successfully and the amount of time and expense spent and incurred in connection with the integration; the risk that the revenue synergies, cost savings and other economic benefits that VASCO anticipates as a result of this acquisition are not fully realized or take longer to realize than expected.  Thus, the results that we actually achieve may differ materially from any anticipated results included in, or implied by these statements. Except for our ongoing obligations to disclose material information as required by the U.S. federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

VASCO Data Security International, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenue
Product and license	$38,421	$34,251	$104,454	$118,786
Services and other	12,705	9,397	34,331	25,922
Total revenue	51,126	43,648	138,785	144,708

Cost of goods sold
Product and license	12,083	11,400	32,668	39,925
Services and other	2,397	2,198	7,511	6,078
Total cost of goods sold	14,480	13,598	40,179	46,003

Gross profit	36,646	30,050	98,606	98,705

Operating costs:
Sales and marketing	13,956	13,453	42,997	41,982
Research and development	5,493	5,807	17,669	17,617
General and administrative	9,882	7,682	26,323	25,071
Amortization of purchased intangible assets	2,203	2,196	6,603	6,622
Total operating costs	31,534	29,138	93,592	91,292

Operating income	5,112	912	5,014	7,413

Interest income, net	386	229	1,016	504
Other income (expense), net	(185)	118	402	731

Income before income taxes	5,313	1,259	6,432	8,648
Provision for income taxes	2,558	781	2,994	3,146

Net income	$2,755	$478	$3,438	$5,502

Basic income per share	$0.07	$0.01	$0.09	$0.14
Diluted income per share	$0.07	$0.01	$0.09	$0.14

Weighted average common shares outstanding:
Basic	39,811	39,736	39,792	39,709
Diluted	39,821	39,834	39,802	39,786

VASCO Data Security International, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30,	December 31,
	2017	2016
	(unaudited)
ASSETS
Current assets
Cash and equivalents	$49,261	$49,345
Short term investments	109,463	94,856
Accounts receivable, net of allowance for doubtful accounts of $533 in 2017 and $535 in 2016	34,612	36,693
Inventories, net	17,395	17,420
Prepaid expenses	4,000	3,249
Other current assets	4,705	5,596
Total current assets	219,436	207,159
Property and equipment, net	3,813	3,281
Goodwill	56,384	54,409
Intangible assets, net of accumulated amortization	40,084	46,549
Other assets	15,969	15,872
Total assets	$335,686	$327,270
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$6,038	$8,915
Deferred revenue	31,331	36,364
Accrued wages and payroll taxes	12,317	10,894
Income taxes payable	2,625	4,594
Other accrued expenses	6,682	5,464
Deferred compensation	1,073	1,729
Total current liabilities	60,066	67,960
Other long-term liabilities	9,516	1,878
Deferred income taxes	795	853
Total liabilities	70,377	70,691
Stockholders' equity
Common stock	40	40
Additional paid-in capital	89,125	87,481
Accumulated income	181,989	178,551
Accumulated other comprehensive loss	(5,845)	(9,493)
Total stockholders' equity	265,309	256,579
Total liabilities and stockholders' equity	$335,686	$327,270

Non-GAAP Financial Measures

The Company reports its financial results in accordance with GAAP, but Company management also evaluates its performance using certain non-GAAP operating metrics, namely EBITDA, non-GAAP Net Income and non-GAAP Diluted EPS. The Company’s management believes that these measures provide useful supplemental information regarding the performance of our business and facilitates comparisons to our historical operating results. The Company also believes these non-GAAP operating metrics provide additional tools for investors to use to compare its business with other companies in its industry.

These non-GAAP measures are not measures of performance under GAAP and should not be considered in isolation, as alternatives or substitutes for the most directly comparable financial measures calculated in accordance with GAAP. While we believe that these non-GAAP measures are useful within the context described below, they are in fact incomplete and are not a measure that should be used to evaluate our full performance or our prospects. Such an evaluation needs to consider all of the complexities associated with our business including, but not limited to, how past actions are affecting current results and how they may affect future results, how we have chosen to finance the business, and how taxes affect the final amounts that are or will be available to shareholders as a return on their investment.  Reconciliations of the non-GAAP measures to the most directly comparable GAAP financial measures are found below.

EBITDA

We define EBITDA as net income before interest, taxes, depreciation and amortization. We use EBITDA as a simplified measure of performance for use in communicating our performance to investors and analysts and for comparisons to other companies within our industry. As a performance measure, we believe that EBITDA presents a view of our operating results that is most closely related to serving our customers. By excluding interest, taxes, depreciation and amortization we are able to evaluate performance without considering decisions that, in most cases, are not directly related to meeting our customers’ requirements and were either made in prior periods (e.g., depreciation and amortization), or deal with the structure or financing of the business (e.g., interest) or reflect the application of regulations that are outside of the control of our management team (e.g., taxes). Similarly, we find the comparison of our results to those of our competitors is facilitated when we do not consider the impact of those items on our competitors’ results.

Reconciliation of Net Income to Earnings Before

Interest, Taxes, Depreciation and Amortization (EBITDA)

(in thousands, unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
Net income	$2,755	$478	$3,438	$5,502
Interest income, net	(386)	(229)	(1,016)	(504)
Provision for income taxes	2,558	781	2,994	3,146
Depreciation and amortization	2,635	2,652	7,893	7,927
EBITDA	$7,562	$3,682	$13,309	$16,071

Non-GAAP Net Income & Non-GAAP Diluted EPS

We define non-GAAP Net Income and non-GAAP Diluted EPS, as net income or EPS before the consideration of long-term incentive compensation expenses and the amortization of purchased intangible assets.  We use these measures to assess the impact of our performance excluding items that can significantly impact the comparison of our results between periods and the comparison to competitors.

Long-term incentive compensation for management and others is directly tied to performance and this measure allows management to see the relationship of the cost of incentives to the performance of the business operations directly if such incentives are based on that period’s performance.  To the extent that such incentives are based on performance over a period of several years, there may be periods which have significant adjustments to the accruals in the period but which relate to a longer period of time, and which can make it difficult to assess the results of the business operations in the current period. In addition, the Company’s long-term incentives generally reflect the use of restricted stock grants or cash awards while other companies may use different forms of incentives the cost of which is determined on a different basis, which makes a comparison difficult.

We also exclude amortization of purchased intangible assets as we believe the amount of such expenses in any given period may not be correlated directly to the performance of the business operations and that such expenses can vary significantly between periods as a result of new acquisitions, the full amortization of previously acquired intangible assets or the write down of such assets due to an impairment event. However, purchased intangible assets contribute to current and future revenue and related amortization expense will recur in future periods until expired or written down. Finally, we make a tax adjustment based on the above adjustments resulting in an effective tax rate on a non-GAAP basis, which may differ from the GAAP tax rate. We believe the effective tax rates we use in the adjustment are reasonable estimates of the overall tax rates for the Company under its global operating structure.

Reconciliation of Net Income to Adjusted Net Income

(in thousands, unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
Net Income	$2,755	$478	$3,438	$5,502
Long-term Incentive Compensation	1,267	1,579	3,199	5,457
Amortization of Purchased Intangible Assets	2,203	2,196	6,603	6,622
Tax impact of Adjustments*	(694)	(755)	(1,960)	(2,416)
Adjusted Net Income	$5,531	$3,498	$11,280	$15,165

Reconciliation of Diluted EPS to Adjusted Diluted EPS

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
Diluted EPS	$0.07	$0.01	$0.09	$0.14
Long-term Incentive Compensation	0.03	0.04	0.08	0.14
Amortization of Purchased Intangible Assets	0.06	0.06	0.16	0.16
Tax impact of Adjustments*	(0.02)	(0.02)	(0.05)	(0.06)
Adjusted Diluted EPS	$0.14	$0.09	$0.28	$0.38

*= The tax impact of adjustments is calculated at 20% of the adjustments in all periods

Copyright © 2017 VASCO Data Security, Inc., VASCO Data Security International GmbH. All rights reserved. VASCO®, DIGIPASS®, CRONTO®, and eSignLive™ are registered or unregistered trademarks of VASCO Data Security, Inc. and/or VASCO Data Security International GmbH, or Silanis Technology Inc. in the U.S. and other countries.

For more information contact:

Joe Maxa

+1‑612‑247‑8592
joe.maxa@vasco.com